Exhibit 99.1

FTC Solar Announces Fourth Quarter 2025 Financial Results

Fourth Quarter Highlights and Recent Developments

•
Fourth quarter revenue of $32.9 million, up 26% q/q, 148.9% y/y, in line with target guidance
•
Gross margin improvement of approximately 1,500 basis points q/q and 4,900 points y/y
•
Awarded 1GW supply agreement with leading developer for 1P and 2P trackers in U.S.
•
Secured 840MW supply agreement with Lubanzi for 1P and 2P trackers in South Africa

AUSTIN, Texas — March 5, 2026– FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, today announced financial results for the fourth quarter that ended December 31, 2025.

“I’m pleased to share that our fourth quarter results came in at the high-end of our target ranges and we continued to position the company for long-term success,” said Yann Brandt, President and Chief Executive Officer of FTC Solar. “Quarterly revenue grew 26% sequentially, and nearly 150% year-over-year, gross margin was one of the highest in company history, and we posted our best Adjusted EBITDA performance in six years.

On the commercial front, our compelling product lineup has led to significant advancement in customer positioning, including positive and accelerating net bookings for the period, new multi-year supply agreements, and being added to multiple Tier 1 approved vendor lists. FTC is well positioned to gain significant share in the dynamic tracker market.”

“Our fourth quarter results were a fitting end to a full-year 2025 that saw us grow revenue by more than 110%, as we continued our recovery, launched compelling new product features, and expanded our pipeline with more customers and larger projects. While the company is not immune to the impacts of regulatory uncertainty-related booking delays in 2025, our commercial traction continues to improve. Overall, we expect to see continued acceleration in our bookings in 2026 and to continue outpacing industry revenue growth rates as our recovery progresses.”

Fourth Quarter Results

Total fourth-quarter revenue was $32.9 million, which was in line with our target range. This revenue level represents an increase of 26.2% compared to the prior quarter and an increase of 148.9% compared to the year-earlier quarter.

GAAP gross profit was $6.9 million, or 21.0% of revenue, compared to gross profit of $1.6 million, or 6.1% of revenue, in the prior quarter. Non-GAAP gross profit was $7.7 million or 23.4% of revenue, and represented one of the highest levels in company history, and our best as a public company. This compares to Non-GAAP gross loss of $3.4 million in the prior-year period.

Summary Financial Performance: Q4 2025 compared to Q4 2024

	U.S. GAAP		Non-GAAP(b)
	Three months ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Revenue	$32,861	$13,202	$32,861	$13,202
Gross margin percentage	21.0%	(29.1%)	23.4%	(25.6%)
Total operating expenses	$10,551	$9,591	$8,187	$7,391
Loss from operations(a)	$(3,651)	$(13,428)	$(267)	$(9,840)
Net loss	$(33,734)	$(12,235)	$(2,543)	$(10,228)
Diluted loss per share	$(2.23)	$(0.96)	$(0.17)	$(0.80)

(a)
Adjusted EBITDA for Non-GAAP
(b)
See below for reconciliation of Non-GAAP financial measures to the nearest comparable GAAP measures

GAAP operating expenses were $10.6 million. On a Non-GAAP basis, operating expenses were $8.2 million. This compares to Non-GAAP operating expenses of $7.4 million in the year-ago quarter.

GAAP net loss was $33.7 million or $2.23 per diluted share, compared to a loss of $23.9 million or $1.61 per diluted share in the prior quarter and a net loss of $12.2 million or $0.96 per diluted share (post-split) in the year-ago quarter. Adjusted EBITDA loss, which excludes approximately $33.5 million for (i) a loss from the change in fair value of the warrant liability, (ii) loss on extinguishment of debt, (iii) certain CEO transition costs, and (iv) costs for a special stockholders' meeting in September 2025 and other non-cash items, was $0.3 million, compared to Adjusted EBITDA losses of $4.0 million1 in the prior quarter and $9.8 million in the year-ago quarter.

Subsequent Events

In addition to its financial results, the company also announced that it has been selected by a leading developer and operators of wind and solar farms, to supply approximately 1 gigawatt of solar trackers for multiple project sites in the U.S., over an initial three-year term. The customer is expected to utilize a combination of FTC’s 1P (Pioneer) and 2P (Voyager) trackers, as well as FTC’s innovative SunPath performance-enhancing software.

On February 23, the company announced a three-year supply agreement with Lubanzi Inala, a leading South African solar procurement company part of the EPC consortium Green Axis Africa. The agreement calls for FTC Solar to supply Lubanzi with approximately 840 megawatts of solar trackers over the 3-year term. The projects are expected to be located in South Africa and utilize a combination of 1P and 2P tracker technologies. The first project under this agreement is expected to begin in mid-2026.

The contracted portion of the company's backlog2, which does not include any portion of the two agreements noted above, which are not yet contracted, now stands at approximately $491 million.

Outlook

After a very strong conclusion to 2025, which included signing nearly half of our bookings for the year in the fourth quarter, we enter the first quarter of 2026 with a bit of seasonality and leftover effects of the regulatory uncertainty-related project delays in mid-2025. At the midpoint of our target range for the first quarter, we are guiding for an 8% year-over-year increase in revenue, with significant improvements in gross margin and Adjusted EBITDA. This should also compare favorably relative to the industry.

The new bookings from 2025, as well as the conversion of prior year MSAs to contracted, should begin to layer in the coming quarters, resulting in significant and meaningful growth throughout the year that we expect will outpace the market thanks to our positioning with customers, AVL gains and competitiveness from our product portfolio.

(in millions)	4Q'25 Guidance	4Q'25 Actual	1Q'26 Guidance(3)
Revenue	$30.0 – $35.0	$32.9	$20.0 – $25.0
Non-GAAP Gross Profit (Loss)	$3.8 – $8.2	$7.7	$(0.5) – $2.3
Non-GAAP Gross Margin	12.7% – 23.4%	23.4%	(2.5%) – 9.2%
Non-GAAP operating expenses	$8.2 – $9.0	$8.2	$8.2 – $8.9
Non-GAAP adjusted EBITDA	$(5.4) – $0.0	$(0.3)	$(9.6) – $(5.9)

Fourth Quarter 2025 Earnings Conference Call

FTC Solar’s senior management will host a conference call for members of the investment community at 8:30 a.m. E.T. today, during which the company will discuss its fourth quarter results, its outlook and other business items. This call will be webcast and can be accessed within the Investor Relations section of FTC Solar's website at https://investor.ftcsolar.com. A replay of the conference call will also be available on the website for 30 days following the webcast.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a global provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

Footnotes

1. A reconciliation of prior quarter Non-GAAP financial measures to the nearest comparable GAAP measures may be found in Exhibit 99.1 of our Form 8-K filed on November 12, 2025.

2. The term ‘backlog’ or ‘contracted and awarded’ refers to the combination of our executed contracts (contracted) and awarded orders (awarded), which are orders that have been documented and signed through a contract, where we are in the process of documenting a contract but for which a contract has not yet been signed, or that have been awarded in writing or verbally with a mutual understanding that the order will be contracted in the future. In the case of certain projects, including those that are scheduled for delivery on later dates, we have not locked in binding pricing with customers, and we instead use estimated average selling price to calculate the revenue included in our contracted and awarded orders for such projects. Actual revenue for these projects could differ once contracts with binding pricing are executed, and there is also a risk that a contract may never be executed for an awarded but uncontracted project, or that a contract may be executed for an awarded but uncontracted project at a date that is later than anticipated, or that a contract once executed may be subsequently amended, supplemented, rescinded, cancelled or breached, including in a manner that impacts the timing and amounts of payments due thereunder, thus reducing anticipated revenues. Please refer to our SEC filings, including our Form 10-K, for more information on our contracted and awarded orders, including risk factors.

3. We do not provide a quantitative reconciliation of our forward-looking Non-GAAP guidance measures to the most directly comparable GAAP financial measures because certain information needed to reconcile those measures is not available without unreasonable efforts due to the inherent difficulty in forecasting and quantifying these measures as a result of changes in project schedules by our customers that may occur, which are outside of our control, and the impact, if any, of credit loss provisions, asset impairment charges, restructuring or changes in the timing and level of indirect or overhead spending, as well as other matters, that could occur which could significantly impact the related GAAP financial measures.

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the risks and uncertainties described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), our Quarterly Reports on Form 10-Q, and other documents, including Current Reports on Form 8-K, that we have filed, or will file, with the SEC. You should not rely on our forward-looking statements as predictions of future events, as actual results may differ materially from those in the forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the risks and uncertainties described in more detail above and in our filings with the SEC, including the “Risk Factors” and

“Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K filed with the SEC, our Quarterly Reports on Form 10-Q, and other documents, including Current Reports on Form 8-K, that we have filed, or will file, with the SEC. Any forward-looking statements in this release speak only as of the date on which they are made. FTC Solar undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

FTC Solar Investor Contact:

Bill Michalek
Vice President, Investor Relations
FTC Solar
T: (737) 241-8618
E: IR@FTCSolar.com

# # #

FTC Solar, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(unaudited)

	Three months ended December 31,		Year ended December 31,
(in thousands, except shares and per share data)	2025	2024	2025	2024
Revenue:
Product	$26,181	$10,428	$80,311	$37,520
Service	6,680	2,774	19,376	9,835
Total revenue	32,861	13,202	99,687	47,355
Cost of revenue:
Product	18,863	13,553	76,400	48,185
Service	7,098	3,486	22,159	11,764
Total cost of revenue	25,961	17,039	98,559	59,949
Gross profit (loss)	6,900	(3,837)	1,128	(12,594)
Operating expenses
Research and development	1,106	1,474	4,387	5,915
Selling and marketing	2,102	2,051	6,201	8,881
General and administrative	7,343	6,066	23,955	25,440
Total operating expenses	10,551	9,591	34,543	40,236
Loss from operations	(3,651)	(13,428)	(33,415)	(52,830)
Interest expense	(4,127)	(217)	(7,557)	(665)
Interest income	6	9	23	346
Gain from disposal of investment in unconsolidated subsidiary	—	4,722	3,204	8,807
Gain on sale of Atlas	—	906	140	906
Loss from change in fair value of warrant liability	(26,388)	(4,322)	(40,686)	(4,322)
Loss on extinguishment of debt	—	—	(173)	—
Bargain purchase gain	377	—	377	—
Other income, net	30	346	140	468
Income (loss) from unconsolidated subsidiary	207	(319)	1,551	(1,086)
Loss before income taxes	(33,546)	(12,303)	(76,396)	(48,376)
(Provision) benefit for income taxes	(188)	68	(525)	(230)
Net loss	(33,734)	(12,235)	(76,921)	(48,606)
Other comprehensive income (loss):
Foreign currency translation adjustments	106	(311)	252	(249)
Comprehensive loss	$(33,628)	$(12,546)	$(76,669)	$(48,855)
Net loss per share:
Basic and diluted	$(2.23)	$(0.96)	$(5.49)	$(3.83)
Weighted-average common shares outstanding:
Basic and diluted	15,140,410	12,787,050	14,012,298	12,675,923

FTC Solar, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands, except shares and per share data)	December 31, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$21,105	$11,247
Accounts receivable, net of allowance for credit losses of $3,069 and $1,717 at December 31, 2025 and December 31, 2024, respectively	55,743	39,709
Inventories	9,627	10,144
Prepaid and other current assets	11,294	15,028
Total current assets	97,769	76,128
Operating lease right-of-use assets	983	1,149
Property and equipment, net	3,793	2,217
Goodwill	7,444	7,139
Equity method investment	—	954
Other assets	1,823	2,341
Total assets	$111,812	$89,928
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$13,247	$12,995
Short-term debt(*)	22,602	—
Accrued expenses	21,114	20,134
Income taxes payable	630	325
Deferred revenue	7,172	5,306
Other current liabilities	10,725	10,313
Total current liabilities	75,490	49,073
Long-term debt	—	9,466
Operating lease liability, net of current portion	553	411
Warrant liability	74,515	9,520
Other non-current liabilities	1,556	2,422
Total liabilities	152,114	70,892
Commitments and contingencies
Stockholders’ equity (deficit)
Preferred stock par value of $0.0001 per share, 10,000,000 shares authorized; none issued as of December 31, 2025 and December 31, 2024	—	—
Common stock par value of $0.0001 per share, 850,000,000 shares authorized; 15,537,344 and 12,853,823 shares issued and outstanding as of December 31, 2025 and December 31, 2024	2	1
Treasury stock, at cost; 1,076,257 shares as of December 31, 2025 and December 31, 2024	—	—
Additional paid-in capital	384,648	367,318
Accumulated other comprehensive loss	(290)	(542)
Accumulated deficit	(424,662)	(347,741)
Total stockholders’ equity (deficit)	(40,302)	19,036
Total liabilities and stockholders’ equity (deficit)	$111,812	$89,928

(*) -

The Company was not in compliance with the purchase order covenant for the quarter ended December 31, 2025 under the Credit Agreement entered into on July 2, 2025. As a result, there is currently a default under the Credit Agreement, and the Company has reclassified the $19.9 million term loan balance from long-term debt to current. As of this time, the lenders have not taken any actions, and the Company is working in good faith with the lenders to address the issue.

FTC Solar, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Year ended December 31,
(in thousands)	2025	2024
Cash flows from operating activities
Net loss	$(76,921)	$(48,606)
Adjustments to reconcile net loss to cash used in operating activities:
Stock-based compensation	4,960	5,412
Depreciation and amortization	1,275	1,671
Loss from change in fair value of warrant liability	40,686	4,322
Amortization of debt discount and issue costs	3,802	296
Paid-in-kind non-cash interest	2,567	146
Provision for obsolete and slow-moving inventory	—	177
(Income) loss from unconsolidated subsidiary	(1,551)	1,086
Gain from disposal of investment in unconsolidated subsidiary	(3,204)	(8,807)
Gain on sale of Atlas	(140)	(906)
Loss on extinguishment of debt	173	—
Bargain purchase gain	(377)	—
Warranties issued and remediation added	3,140	7,204
Warranty recoverable from manufacturer	366	558
Credit loss provisions	1,352	2,072
Deferred income taxes	221	83
Lease expense	1,166	1,123
Impact on cash from changes in operating assets and liabilities:
Accounts receivable	(10,191)	23,498
Inventories	1,429	(6,416)
Prepaid and other current assets	3,498	(934)
Other assets	35	(376)
Accounts payable	(4,507)	4,963
Accruals and other current liabilities	(97)	(19,292)
Deferred revenue	1,866	1,754
Other non-current liabilities	(1,629)	(2,696)
Lease payments and other, net	(1,363)	(1,031)
Net cash used in operations	(33,444)	(34,699)
Cash flows from investing activities:
Purchases of property and equipment	(1,129)	(1,645)
Proceeds from sale of Atlas software platform	140	900
Proceeds from sale of property and equipment	6	—
Equity method investment in Alpha Steel	—	(1,800)
Acquisitions, net of cash acquired	580	—
Proceeds from disposal of investment in unconsolidated subsidiary	3,204	8,807
Net cash provided by investing activities	2,801	6,262
Cash flows from financing activities:
Proceeds from borrowings	35,955	14,550
Sale of common stock	4,710	—
Stock offering costs paid	(122)	—
Financing costs paid	(159)	(60)
Proceeds from stock option exercises	15	8
Net cash provided by financing activities	40,399	14,498
Effect of exchange rate changes on cash and cash equivalents	102	(49)
Increase (decrease) in cash and cash equivalents	9,858	(13,988)
Cash and cash equivalents at beginning of period	11,247	25,235
Cash and cash equivalents at end of period	$21,105	$11,247

Notes to Reconciliations of Non-GAAP Financial Measures to Nearest Comparable GAAP Measures

We utilize Adjusted EBITDA, Adjusted Net Loss, and Adjusted EPS as supplemental measures of our performance. We define Adjusted EBITDA as net loss plus (i) provision for (benefit from) income taxes, (ii) interest expense, less interest income, (iii) depreciation expense, (iv) amortization of intangibles, (v) stock-based compensation, (vi) loss from changes in the fair value of our warrant liability, (vii) loss on extinguishment of debt, and (viii) Chief Executive Officer ("CEO") transition costs, non-routine legal fees, costs associated with our reverse stock split and special stockholders' meeting, severance and certain other costs (credits). We also deduct the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary and gains from changes in fair value of our warrant liability from net loss in arriving at Adjusted EBITDA. We define Adjusted Net Loss as net loss plus (i) amortization of debt discount and issue costs and intangibles, (ii) stock-based compensation, (iii) loss from changes in the fair value of our warrant liability, (iv) loss on extinguishment of debt, (v) CEO transition costs, non-routine legal fees, costs associated with our reverse stock split and special stockholders' meeting, severance and certain other costs (credits), and (vi) the income tax expense (benefit) of those adjustments, if any. We also deduct the contingent gains arising from earnout payments and project escrow releases relating to the disposal of our investment in an unconsolidated subsidiary and gains from changes in fair value of our warrant liability in arriving at Adjusted Net Loss. Adjusted EPS is defined as Adjusted Net Loss on a per share basis using our weighted average diluted shares outstanding.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). We present these Non-GAAP measures, many of which are commonly used by investors and analysts, because we believe they assist those investors and analysts in comparing our performance across reporting periods on an ongoing basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS to evaluate the effectiveness of our business strategies.

Non-GAAP gross profit (loss), Non-GAAP operating expense, Adjusted EBITDA, Adjusted Net Loss and Adjusted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP, and you should not rely on any single financial measure to evaluate our business. These Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure as disclosed below.

The following table reconciles Non-GAAP gross profit (loss) to the most closely related GAAP measure for the three and twelve months ended December 31, 2025 and 2024, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands, except percentages)	2025	2024	2025	2024
U.S. GAAP revenue	$32,861	$13,202	$99,687	$47,355
U.S. GAAP gross profit (loss)	$6,900	$(3,837)	$1,128	$(12,594)
Depreciation expense	238	182	747	716
Amortization expense	(6)	—	(6)	—
Stock-based compensation	551	203	1,289	902
Severance costs	—	70	34	70
Non-GAAP gross profit (loss)	$7,683	$(3,382)	$3,192	$(10,906)
Non-GAAP gross margin percentage	23.4%	(25.6%)	3.2%	(23.0%)

The following table reconciles Non-GAAP operating expenses to the most closely related GAAP measure for the three and twelve months ended December 31, 2025 and 2024, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2025	2024	2025	2024
U.S. GAAP operating expenses	$10,551	$9,591	$34,543	$40,236
Depreciation expense	(146)	(126)	(534)	(420)
Amortization expense	—	(134)	—	(535)
Stock-based compensation	(2,066)	(966)	(3,671)	(4,510)
CEO transition	(135)	(194)	(717)	(1,423)
Non-routine legal fees	—	—	—	(66)
Reverse stock split	—	(212)	(1)	(212)
Severance costs	—	(568)	(141)	(568)
Special stockholders' meeting	(17)	—	(117)	—
Non-GAAP operating expenses	$8,187	$7,391	$29,362	$32,502

The following table reconciles Non-GAAP Adjusted EBITDA to the related GAAP measure of loss from operations for the three and twelve months ended December 31, 2025 and 2024, respectively:

	Three months ended December 31,		Year ended December 31,
(in thousands)	2025	2024	2025	2024
U.S. GAAP loss from operations	$(3,651)	$(13,428)	$(33,415)	$(52,830)
Depreciation expense	384	308	1,281	1,136
Amortization expense	(6)	134	(6)	535
Stock-based compensation	2,617	1,169	4,960	5,412
CEO transition	135	194	717	1,423
Non-routine legal fees	—	—	—	66
Reverse stock split	—	212	1	212
Severance costs	—	638	175	638
Special stockholders' meeting	17	—	117	—
Other income, net	30	346	140	468
Gain on sale of Atlas	—	906	140	906
Income (loss) from unconsolidated subsidiary	207	(319)	1,551	(1,086)
Adjusted EBITDA	$(267)	$(9,840)	$(24,339)	$(43,120)

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the three months ended December 31, 2025 and 2024, respectively:

	Three months ended December 31,
	2025		2024
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(33,734)	$(33,734)	$(12,235)	$(12,235)
Reconciling items -
Provision for income taxes	188	—	(68)	—
Interest expense	4,127	—	217	—
Interest income	(6)	—	(9)	—
Amortization of debt discount and issue costs in interest expense	—	2,417	—	60
Depreciation expense	384	—	308	—
Amortization of intangibles	(6)	(6)	134	134
Stock-based compensation	2,617	2,617	1,169	1,169
Gain from disposal of investment in unconsolidated subsidiary(a)	—	—	(4,722)	(4,722)
Bargain purchase gain(b)	(377)	(377)	—	—
Loss from change in fair value of warrant liability(c)	26,388	26,388	4,322	4,322
CEO transition(d)	135	135	194	194
Reverse stock split(e)	—	—	212	212
Severance costs(f)	—	—	638	638
Special stockholders' meeting(g)	17	17	—	—
Adjusted Non-GAAP amounts	$(267)	$(2,543)	$(9,840)	$(10,228)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(0.17)	N/A	$(0.80)

Weighted-average common shares outstanding:
Basic and diluted	N/A	15,140,410	N/A	12,787,050

(a)

We exclude the gain from collections of contingent contractual amounts arising from the sale in 2021 of our investment in an unconsolidated subsidiary as these amounts are not considered part of our normal ongoing operations.

(b)	We exclude the bargain purchase gain resulting from our acquisition of 100% of the interests in Alpha Steel as this gain is not considered part of our normal ongoing operations.
(c)	We exclude non-cash changes in the fair value of our outstanding warrants as we do not consider such changes to impact or reflect changes in our core operating performance.
(d)

In connection with hiring a new CEO in August 2024, we agreed to upfront and incremental sign-on bonuses (collectively, the "sign-on bonuses"), a portion of which was paid to our CEO in 2024 and 2025, with clawback provisions until 2026, and a portion of which will be paid during 2026, all contingent upon continued employment. These sign-on bonuses are being expensed over the periods through October 1, 2026, to reflect the required service periods. We do not view these sign-on bonuses as being part of the normal ongoing compensation arrangements for our CEO.

(e)

We incurred incremental legal and professional fees to implement the Reverse Stock Split that was consummated effective November 29, 2024. We do not consider these fees to be part of our normal ongoing operations.

(f)

Severance costs were incurred during 2024, due to restructuring changes that involuntarily impacted a number of employees each period, in order to adjust our operations to reflect current market and activity levels and to take advantage of process efficiencies gained.

(g)

We exclude the costs associated with a special stockholders' meeting held in September 2025 to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate 6,836,237 shares of our common stock issuable upon exercise of the New Warrants granted to the Lenders under the Credit Agreement we entered into on July 2, 2025, as we do not consider such costs to impact our ongoing core operating performance.

The following table reconciles Non-GAAP Adjusted EBITDA and Adjusted Net Loss to the related GAAP measure of net loss for the twelve months ended December 31, 2025 and 2024, respectively:

	Year ended December 31,
	2025		2024
(in thousands, except shares and per share data)	Adjusted EBITDA	Adjusted Net Loss	Adjusted EBITDA	Adjusted Net Loss
Net loss per U.S. GAAP	$(76,921)	$(76,921)	(48,606)	(48,606)
Reconciling items -
Provision for income taxes	525	—	230	—
Interest expense, net	7,557	—	665	—
Interest income	(23)	—	(346)	—
Amortization of debt discount and issue costs in interest expense	—	3,802	—	296
Depreciation expense	1,281	—	1,136	—
Amortization of intangibles	(6)	(6)	535	535
Stock-based compensation	4,960	4,960	5,412	5,412
Gain from disposal of investment in unconsolidated subsidiary(a)	(3,204)	(3,204)	(8,807)	(8,807)
Bargain purchase gain(b)	(377)	(377)	—	—
Loss from change in fair value of warrant liability(c)	40,686	40,686	4,322	4,322
Loss on extinguishment of debt(d)	173	173	—	—
CEO transition(e)	717	717	1,423	1,423
Non-routine legal fees(f)	—	—	66	66
Reverse stock split(g)	1	1	212	212
Severance costs(h)	175	175	638	638
Special stockholders' meeting(i)	117	117	—	—
Adjusted Non-GAAP amounts	$(24,339)	$(29,877)	$(43,120)	$(44,509)

Adjusted Non-GAAP net loss per share (Adjusted EPS):
Basic and diluted	N/A	$(2.13)	N/A	$(3.51)

Weighted-average common shares outstanding:
Basic and diluted	N/A	14,012,298	N/A	12,675,923

(a)

We exclude the gain from collections of contingent contractual amounts arising from the sale in 2021 of our investment in an unconsolidated subsidiary as these amounts are not considered part of our normal ongoing operations.

(b)	We exclude the bargain purchase gain resulting from our acquisition of 100% of the interests in Alpha Steel as this gain is not considered part of our normal ongoing operations.
(c)	We exclude non-cash changes in the fair value of our outstanding warrants as we do not consider such changes to impact or reflect changes in our core operating performance.
(d)

We exclude the loss on extinguishment of debt arising from our July 2, 2025 Credit Agreement and related amendments to our existing debt as we do not consider such changes to impact or reflect changes in our core operating performance.

(e)

In connection with hiring a new CEO in August 2024, we agreed to upfront and incremental sign-on bonuses (collectively, the "sign-on bonuses"), a portion of which was paid to our CEO in 2024 and 2025, with clawback provisions until 2026, and a portion of which will be paid during 2026, all contingent upon continued employment. These sign-on bonuses are being expensed over the periods through October 1, 2026, to reflect the required service periods. We do not view these sign-on bonuses as being part of the normal ongoing compensation arrangements for our CEO.

(f)	Non-routine legal fees represent legal fees and other costs incurred for specific matters that were not ordinary or routine to the operations of the business.
(g)

We incurred incremental legal and professional fees to implement the Reverse Stock Split that was consummated effective November 29, 2024. We do not consider these fees to be part of our normal ongoing operations.

(h)

Severance costs were incurred during 2025 and 2024, due to restructuring changes that involuntarily impacted a number of employees each period, in order to adjust our operations to reflect current market and activity levels and to take advantage of process efficiencies gained.

(i)

We exclude the costs associated with a special stockholders' meeting held in September 2025 to approve, in accordance with Nasdaq Listing Rule 5635(d), the issuance of an aggregate 6,836,237 shares of our common stock issuable upon exercise of the New Warrants granted to the Lenders under the Credit Agreement we entered into on July 2, 2025, as we do not consider such costs to impact our ongoing core operating performance.